                                                                     EXHIBIT 4.4

                                 THIRD AMENDMENT
                                 ---------------

         THIRD AMENDMENT, dated as of March 15, 2002 (this "Amendment"), to the Credit Agreement, dated as of May 28, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein), among PANAVISION INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), J.P. MORGAN SECURITIES INC. (formerly known as Chase Securities Inc.), as advisor and arranger, CREDIT SUISSE FIRST BOSTON, as documentation agent, and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as administrative agent (in such capacity, the "Administrative Agent").

                               W I T N E S S E T H
                               - - - - - - - - - -

         WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower; and

         WHEREAS, the Borrower has requested, and, upon this Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises, the parties hereto hereby agree as follows:

                              SECTION I AMENDMENTS

     1.1. Amendments to Section 1.1.

     (a) The definition of "Applicable Margin" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

         "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                       Alternate Base      Eurodollar
                                         Rate Loans           Loans
                                         ----------           -----
        Revolving Credit Loans              2.75%             3.75%
        Tranche A Term Loans                2.75%             3.75%
        Tranche B Term Loans                3.00%             4.00%

     (a) The definition of "Commitment Fee Rate" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

         "Commitment Fee Rate":  3/4 of 1% per annum.

     (c) The definition of "Consolidated EBITDA" in Section 1.1 of the Credit Agreement is hereby amended by deleting from clause (j) thereof the phrase "the Second Amendment dated as of June 30, 1999" and substituting in lieu thereof the phrase "the Third Amendment dated as of March 15, 2002".

1. Amendment to Section 2.7. Section 2.7 of the Credit Agreement is hereby amended by adding the following new paragraph (d) at the end thereof:

         (d) In the event that, during the period commencing on March 15, 2002 and ending on June 30, 2002, the Borrower does not make optional or mandatory prepayments of Term Loans under Section 2.9 or 2.10(a), as applicable, in an aggregate principal amount of at least $100,000,000, the Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee equal to 1% of the sum of each such Lender's Revolving Credit Commitment and Term Loans outstanding on the last day of such period, which fee shall be payable on July 1, 2002.

2. Amendment to Section 7.1. Section 7.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

         7.1. Financial Condition Covenants.

         (a) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as at the last day of any fiscal quarter which day shall occur during the following periods to exceed the following respective ratios:

                                                          Consolidated Total
           Period                                           Leverage Ratio

           October 1, 2001 to December 31, 2001              6.75 to 1.00
           January 1, 2002 to June 30, 2002                  8.50 to 1.00
           July 1, 2002 to September 30, 2002                7.00 to 1.00
           October 1, 2002 to December 31, 2002              6.00 to 1.00
           January 1, 2003 and thereafter                    5.00 to 1.00

         (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower to be less than 2.00 to 1.00.

         (c) Consolidated EBITDA. Permit Consolidated EBITDA for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the amount set forth below opposite such fiscal quarter:

              Fiscal Quarter                                Amount
              --------------                                ------
              March 31, 2002                             $60,000,000
              June 30, 2002                              $55,000,000
              September 30, 2002                         $70,000,000
              December 31, 2002                          $80,000,000

     3. Amendment to Section 7.7. The Credit Agreement is hereby amended by deleting Section 7.7 in its entirety and substituting in lieu thereof the following:

         7.7. Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except (a) Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $30,000,000 for the 2001 fiscal year of the Borrower, $21,000,000 for the 2002 fiscal year of the Borrower and $25,000,000 in each fiscal year of the Borrower thereafter; (b) Capital Expenditures made with the proceeds of any event which would be a Recovery Event but for the second parenthetical clause in the definition thereof; and (c) Capital Expenditures made with the proceeds of any Dispositions of Property by the Borrower or its Subsidiaries pursuant to Section 7.5(a)(i).

     4. Amendment to Section VIII. Section VIII of the Credit Agreement is hereby amended by (a) inserting the word "or" at the end of paragraph (l) thereof and (b) adding the following new paragraphs (m) and (n) immediately after paragraph (l):

         (m) (i) the Borrower shall fail to receive from one or more Persons (other than any Subsidiary of the Borrower) Senior Subordinated Notes in an aggregate principal amount of $37,700,000 in exchange solely for shares of newly issued common stock or perpetual preferred stock of the Borrower by the earlier of (A) a date no more than two Business Days later than the date of the approval by the Delaware Chancery Court of the proposed settlement of the matter In re M&F Worldwide Corp. Shareholder Litigation, Consolidated Civil Action No. 18502 NC and (B) June 30, 2002, or (ii) the Borrower shall fail to cancel such Senior Subordinated Notes promptly after receipt thereof; or

         (n) (i) the Borrower shall fail to receive from one or more Persons (other than any Subsidiary of the Borrower) by June 30, 2002 cash in an aggregate amount equal to $10,000,000 in exchange solely for shares of newly issued common stock or perpetual preferred stock of the Borrower or
     (ii) the Borrower shall fail to apply such cash amount promptly after receipt thereof as an optional prepayment of Revolving Credit Loans (it being understood and agreed that such optional prepayment shall be made without any permanent reduction of the Revolving Credit Commitments);

                                SECTION II WAIVER

     The Lenders hereby waive compliance by the Borrower and its Subsidiaries with the provisions of Section 2.10(a) of the Credit Agreement insofar as such provisions would otherwise apply to the issuance by the Borrower of its Capital Stock as contemplated by paragraph (n) of Section VIII of the Credit Agreement.

                            SECTION III MISCELLANEOUS

     3.1. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date first set forth above (the "Third Amendment Effective Date") upon satisfaction of the following conditions:

         (a) The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by the Borrower, the Administrative Agent and the Required Lenders; and

         (b) The Administrative Agent shall have received, for the account of each Lender executing this Amendment, an amendment fee equal to 1/4% of the sum of each such Lender's Revolving Credit Commitment and Term Loans then outstanding.

     Interest that is payable after the Third Amendment Effective Date but that accrued prior thereto shall be payable at the interest rates in effect prior to this Amendment becoming effective.

     3.2. Representations and Warranties. The Borrower represents and warrants to each Lender that as of the effective date of this Amendment: (a) this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing; (b) the representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties are expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); and (c) no Default or Event of Default shall have occurred and be continuing as of the date hereof.

     3.3. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent. The execution and delivery of the Amendment by any Lender shall be binding upon each of its successors and assigns (including Transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

     3.4 Continuing Effect; No Other Amendments. Except to the extent the Credit Agreement is expressly amended hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. This Amendment shall constitute a Loan Document.

     3.5. Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred to date in connection with this Amendment and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of legal counsel to the Administrative Agent.

     3.6. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                                    PANAVISION INC.


                                    By: /s/ SCOTT L. SEYBOLD
                                       ----------------------------------
                                       Name:  Scott L. Seybold
                                       Title: Executive Vice President
                                              and Chief Financial Officer

                                    JPMORGAN CHASE BANK, as
                                      Administrative Agent and as a Lender

                                    By: /s/ TRACEY NAVIN EWING
                                       ----------------------------------
                                       Name:  Tracey Navin Ewing
                                       Title: Vice President

                                    CREDIT SUISSE FIRST BOSTON, as
                                      Documentation Agent and as a Lender

                                    By: /s/ JOEL GLODOWSKI
                                       ----------------------------------
                                       Name:  Joel Glodowski
                                       Title: Managing Director

                                    By: /s/ JOHN D. LEWIS
                                       ----------------------------------
                                        Name: John D. Lewis
                                        Title: Associate

                                    Archimedes Funding, LLC
                                    By:  ING Capital Advisors LLC,
                                         as Collateral Manager

                                    By: /s/  MICHAEL J. CAMPBELL
                                        ----------------------------------------
                                        Name:  Michael J. Campbell
                                        Title: Managing Director

                                    Credit Agricole Indosuez

                                    By: /s/ LEO VON REISSIG
                                        ----------------------------------------
                                        Name:  Leo von Reissig
                                        Title: Authorized Signatory

                                    By: /s/ FREDERIK W. AASE
                                        ----------------------------------------
                                        Name:  Frederik W. Aase
                                        Title: Authorized Signatory

                                    Crescent/Mach I Partners, L.P.
                                    By:  TCW Asset Management Company,
                                         its Investment Manager

                                    By: /s/  RICHARD F. KURTH
                                        ----------------------------------------
                                        Name:  Richard F. Kurth
                                        Title: Vice President

                                    CSAM Funding I

                                    By: /s/  ANDREW MARSHAK
                                        ----------------------------------------
                                        Name:  Andrew Marshak
                                        Title: Authorized Signatory

                                    Debt Strategies Fund, Inc.

                                    By: /s/  MATTHEW WALLACK
                                        ----------------------------------------
                                        Name:  Matthew Wallack
                                        Title: Authorized Signatory

                                      Eaton Vance CDO III, Ltd.
                                      By:  Eaton Vance Management
                                           as Investment Advisor

                                      By: /s/ PAYSON F. SWAFFIELD
                                          --------------------------------------
                                          Name:  Payson F. Swaffield
                                          Title: Vice President

                                      Eaton Vance Institutional Senior Loan Fund
                                      By:  Eaton Vance Management
                                           as Investment Advisor

                                      By: /s/ PAYSON F. SWAFFIELD
                                          --------------------------------------
                                          Name:  Payson F. Swaffield
                                          Title: Vice President

                                      Eaton Vance Senior Income Trust
                                      By:  Eaton Vance Management
                                           as Investment Advisor

                                      By: /s/ PAYSON F. SWAFFIELD
                                          --------------------------------------
                                          Name:  Payson F. Swaffield
                                          Title: Vice President

                                      First Dominion Funding I

                                      By: /s/ ANDREW MARSHAK
                                          --------------------------------------
                                          Name:  Andrew Marshak
                                          Title: Authorized Signatory

                                      First Dominion Funding II

                                      By: /s/ ANDREW MARSHAK
                                          --------------------------------------
                                          Name:  Andrew Marshak
                                          Title: Authorized Signatory

                                      First Dominion Funding III

                                      By: /s/ ANDREW MARSHAK
                                          --------------------------------------
                                          Name:  Andrew Marshak
                                          Title: Authorized Signatory

                                       Fleet National Bank

                                       By: /s/ ALISA B. CALLAHAN
                                           -------------------------------------
                                           Name:  Alisa B. Callahan
                                           Title: Vice President

                                       The Fuji Bank, Ltd.

                                       By: /s/ JOHN D. DOYLE
                                           -------------------------------------
                                           Name:  John D. Doyle
                                           Title: Vice President and Manager

                                       GE Capital

                                       By: /s/ SUSAN TIMMERMAN
                                           -------------------------------------
                                           Name: Susan Timmerman
                                           Title: Senior Risk Manager

                                       General Electric Capital Corporation
                                       (Acting through its Commercial
                                       Finance Bank Loan Group)

                                       By: /s/ GREGORY HONG
                                           -------------------------------------
                                           Name:  Gregory Hong
                                           Title: Duly Authorized Signatory

                                       Grayson & Co.

                                       By:  Boston Management & Research
                                            as Investment Advisor

                                       By: /s/ PAYSON F. SWAFFIELD
                                           -------------------------------------
                                           Name:  Payson F. Swaffield
                                           Title: Vice President

                                       ING Prime Rate Trust
                                       By:  ING Investments, LLC
                                            as its Investment Manager

                                       By: /s/ BRIAN S. HORTON
                                           -------------------------------------
                                           Name:  Brian S. Horton
                                           Title: Vice President

                                    Pilgrim America High Income Investments Ltd.
                                    By:  ING Investments, LLC
                                         as its Investment Manager

                                    By: /s/ BRIAN S. HORTON
                                        ---------------------------------------
                                        Name: Brian S. Horton
                                        Title: Vice President

                                    Sequils - Pilgrim I, Ltd.
                                    By:  ING Investments, LLC
                                         as its Investment Manager

                                    By:  /s/ BRIAN S. HORTON
                                        ---------------------------------------
                                         Name: Brian S. Horton
                                         Title: Vice President

                                    ML CLO XV Pilgrim America (Cayman) Ltd.
                                    By:  ING Investments, LLC
                                         as its Investment Manager

                                    By: /s/ BRIAN S. HORTON
                                        ---------------------------------------
                                        Name: Brian S. Horton
                                        Title: Vice President

                                    KZH Crescent - 2 LLC

                                    By: /s/ SUSAN LEE
                                        ---------------------------------------
                                        Name: Susan Lee
                                        Title: Authorized Agent

                                    KZH ING - 2 LLC

                                    By: /s/ SUSAN LEE
                                        ---------------------------------------
                                        Name:  Susan Lee
                                        Title: Authorized Agent

                                    KZH Soleil LLC

                                    By: /s/ SUSAN LEE
                                        ---------------------------------------
                                        Name:  Susan Lee
                                        Title: Authorized Agent

                                Lloyds TSB Bank Plc.

                                By: /s/ NICHOLAS J. BRUCE
                                    ------------------------------------------
                                    Name:  Nicholas J. Bruce
                                    Title: Vice President Credit Services

                                By: /s/ DAVID RODWAY
                                    ------------------------------------------
                                    Name:  David Rodway
                                    Title: Vice President Credit Services, USA

                                Merrill Lynch Senior Floating Rate Fund, Inc.

                                By: /s/ MATTHEW WALLACK
                                    ------------------------------------------
                                    Name:  Matthew Wallack
                                    Title: Authorized Signatory

                                Morgan Stanley Prime Income Trust

                                By: /s/ SHEILA A. FINNERTY
                                    Name:  Sheila A. Finnerty
                                    Title: Executive Director
                                    ------------------------------------------

                                Natexis Banques Populaires

                                By: /s/ FRANK H. MADDEN, JR.
                                    ------------------------------------------
                                    By: Frank H. Madden, Jr.
                                    Title: Vice President & Group Manager

                                By: /s/ JOSEPH A. MILLER
                                    ------------------------------------------
                                    Name:  Joseph A. Miller
                                    Title: Associate

                                Oxford Strategic Income Fund
                                By:  Eaton Vance Management
                                     as Investment Advisor

                                By: /s/ PAYSON F. SWAFFIELD
                                    ------------------------------------------
                                    Name:  Payson F. Swaffield
                                    Title: Vice President

                                         Satellite Senior Income Fund, LLC

                                         By:  /s/ BRIAN KRIFTCHER
                                              ----------------------------------
                                              Name: Brian Kriftcher
                                              Title: Principal

                                         Senior Debt Portfolio
                                         By:  Boston Management & Research
                                              as Investment Advisor

                                         By:  /s/ PAYSON F. SWAFFIELD
                                              ----------------------------------
                                              Name:  Payson F. Swaffield
                                              Title: Vice President

                                         U.S. Bank National Association

                                         By: /s/ BRIAN HARRER
                                              ----------------------------------
                                             Name:  Brian Harrer
                                             Title: Banking Officer

                                         Van Kampen CLO I, Limited
                                         By:   Van Kampen Investment Advisory
                                               Corp as Collateral Manager

                                         By: /s/ WILLIAM LENGA
                                              ----------------------------------
                                             Name: William Lenga
                                             Title: Vice President

     THE UNDERSIGNED GUARANTORS HEREBY CONSENT AND AGREE TO THE FOREGOING THIRD AMENDMENT AS OF THE DATE HEREOF.

                                        PANAPAGE ONE LLC

                                        By: /s/ SCOTT L. SEYBOLD
                                            ------------------------------------
                                            Name:  Scott L. Seybold
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                        PANAPAGE TWO LLC

                                        By: /s/ SCOTT L. SEYBOLD
                                            ------------------------------------
                                            Name:  Scott L. Seybold
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                        PANAPAGE CO. LLC

                                        By: /s/ SCOTT L. SEYBOLD
                                            ------------------------------------
                                            Name:  Scott L. Seybold
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                        PANAVISION INTERNATIONAL, L.P.

                                        By: Panavision Inc., its General Partner

                                        By: /s/ SCOTT L. SEYBOLD
                                            ------------------------------------
                                            Name:  Scott L. Seybold
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                        PANAVISION U.K. HOLDINGS, INC.

                                        By: /s/ SCOTT L. SEYBOLD
                                            ------------------------------------
                                            Name:  Scott L. Seybold
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                        PANAVISION REMOTE SYSTEMS, INC.

                                        By: /s/ SCOTT L. SEYBOLD
                                            ------------------------------------
                                            Name:  Scott L. Seybold
                                            Title: Executive Vice President and
                                                   Chief Financial Officer